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                       ;SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: August 17, 2000


                                 INFOTOPIA, INC.

             (Exact name of registrant as specified in its charter)



        Nevada                                                  95-4685068
    ---------------                                        ---------------------
    (State or other          (Commission File Number)          (IRS Employer
    jurisdiction of                                         Identification No.)
     incorporation)


            218 Tearall, Raynham, MA                     02767
   -----------------------------------------          ----------
   (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (760) 751-3556

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Item 5.  Other Events

         On August 2, 2000, Infotopia, Inc. (the "Company") increased the number of authorized shares from 40,000,000 to 100,000,000 pursuant to the consent of shareholders in lieu of a meeting in which 58% of the outstanding shares approved the increase.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                              INFOTOPIA, INC.


                                              By: /s/ Anthony Ferracone
                                                  ----------------------
                                                  Anthony Ferracone
                                                  Chief Financial Officer



Dated: August 17, 2000